Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints LuAnn Via, Peter G. Michielutti and Luke R. Komarek, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of shares of common stock of Christopher & Banks Corporation pursuant to the Christopher & Banks Corporation 2014 Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed by the following persons as of the dates set forth below:

Signature	Title	Date

/s/ LuAnn Via	President, Chief Executive Officer and Director	June 17, 2014
LuAnn Via	(principal executive officer)

/s/ Peter G. Michielutti	Senior Vice President, Chief Financial Officer	June 16, 2014
Peter G. Michielutti	(principal financial officer)

/s/ Belinda D. Meier	Vice President, Controller	June 16, 2014
Belinda D. Meier	(principal accounting officer)

/s/ Paul L. Snyder	Non-Executive Chair and Director	June 16, 2014
Paul L. Snyder

/s/ Mark A. Cohn	Director	June 23, 2014
Mark A. Cohn

/s/ Anne L. Jones	Director	June 16, 2014
Anne L. Jones

/s/ David A. Levin	Director	June 16, 2014
David A. Levin

/s/ William F. Sharpe III	Director	June 17, 2014
William F. Sharpe III

/s/ Patricia A. Stensrud	Director	June 12, 2014
Patricia A. Stensrud

/s/ Lisa W. Wardell	Director	June 16, 2014
Lisa W. Wardell